Chordiant Purchases AoNet J2EE Workflow Server, Technology

From ASP Outfitter Inc.

CUPERTINO, Calif. -- May 29, 2001-- Chordiant Software, Inc. (NASDAQ: CHRD) today announced that it has purchased certain intellectual property assets and technology of the AoNet J2EE Workflow Server from a venture funded startup, ASP Outfitter, Inc. The transaction adds strategic workflow and J2EE server technology and engineering resources to Chordiant. Financial terms of the asset purchase were not disclosed.

Chordiant will incorporate the new technology in the Chordiant Intelligent Customer Interaction Management (ICIM) platform. The engineering resources and expertise will be integrated into Chordiant's Cupertino, Calif.-based ICIM platform engineering team.

The new J2EE workflow technology will be one of the core technologies in the recently announced Chordiant JX ArchitectureTM. The Chordiant JX Architecture provides native support for the JavaTM 2 Enterprise Edition (J2EETM) and XML standards throughout the Chordiant Intelligent Customer Interaction Management (ICIM) platform. Core Chordiant ICIM platform technologies are expected to be fully J2EE compliant and use XML for data connectivity.

About Chordiant Software, Inc.

Chordiant Software (www.chordiant.com) delivers a Unifying Customer Relationship Management (CRM) solution based on Chordiant's branded platform strategy, the Intelligent Customer Interaction Management (ICIM) platform. Chordiant's ICIM platform provides the building blocks for developing and integrating flexible CRM solutions into customers' existing enterprise-wide systems.

No matter how consumers choose to communicate with the enterprise - through branch locations, Web, e-mail, telephone or wireless access - the Chordiant Unified CRM Solution provides a real-time, single view of each customer and a consistent, personalized process for every interaction. It includes a comprehensive business process engine, which allows companies to implement best business practices across multiple touchpoints. As a result of Chordiant's sophisticated Marketing Automation Business Services, marketers can maximize their ROI through the creation, execution and refinement of sophisticated direct marketing initiatives that span both traditional and online channels. Chordiant empowers high-value contacts designed to retain customers, grow revenue and drive profits during every contact.

Headquartered in Cupertino, California, and London, Chordiant maintains regional offices in Boston; Chicago; Dallas; Manchester, New Hampshire; New York; Brentford, UK; Amsterdam; Paris; Munich; Sydney and Melbourne.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. For this purpose, any statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," "would," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, methodologies, and products of the acquired company; the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; and business risks including the risk of variations in quarterly operating results, significant current and expected additional competition, and the need to continue to expand product distribution and service offerings. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's report on Form 10-Q for the quarterly period ended March 31, 2001, as filed on May 15, 2001 and the Annual Report on Form 10-K filed on March 27, 2001. Also, statements in this news release related to the expected benefits of the transaction are subject to risks related to the timing and successful completion of technology and product development efforts; integration of the technologies into Chordiant's existing products; unanticipated expenditures; changing relationships with customers, suppliers and strategic partners; and other factors described in both the Securities and Exchange Commission filings listed above and other periodic reports filed by Chordiant with the Securities and Exchange Commission.

For more information, please contact:

James Strohecker

Chordiant Software, Inc.

+1 408-517-6191

james.strohecker@chordiant.com

Colleen Cavanaugh

 The Hoffman Agency

+1 408-286-2611

Ccavanaugh@hoffman.com

For Chordiant European information, please contact:

Neil Morgan

Chordiant Software, Inc.

neil.morgan@chordiant.com

+44 (0) 20 7382 5000

 Jo Begbie

 Brodeur Worldwide

+ 44 (0) 1753 790 700

jbegbie@uk.brodeur.com

Chordiant and the Chordiant logo are registered trademarks and Chordiant Unified CRM for Extreme Demands is a trademark of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.